UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 20, 2020

CEVA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-49842 (Commission File Number)	77-0556376 (I.R.S. Employer Identification No.)

1174 Castro Street, Suite 210, Mountain View, CA (Address of Principal Executive Offices)	94040 (Zip Code)

650/417/7900
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 per share	CEVA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Security Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

2020 Executive Bonus Plan for Chief Executive Officer, Chief Financial Officer and Chief Operating Officer

On February 20, 2020, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of CEVA, Inc. (the “Corporation”) approved a 2020 Executive Bonus Plan (the “2020 Executive Plan”), effective as of January 1, 2020, for Gideon Wertheizer, the Corporation’s Chief Executive Officer, Yaniv Arieli, the Corporation’s Chief Financial Officer, and Michael Boukaya, the Corporation’s Chief Operating Officer.

The Committee believes that the 2020 Executive Plan is an important part of maintaining the overall competitiveness of the Corporation’s executive compensation program and serves as an effective device to motivate its executive officers to achieve the financial and strategic goals and objectives reflected in the Corporation’s annual operating plan, which are designed to further the creation of long-term stockholder value.

Parameters of the 2020 Executive Plan are as follows:

Weighting	Financial Target	Threshold for Receipt of Bonus	Linear Calculation from 90% to 100% of Target	Linear Calculation from 100% to 110% of Target
40%	2020 budget approved by the Board (the “2020 Revenue Target”)	90% of 2020 Revenue Target	If the Corporation achieves 95% of the 2020 Revenue Target, 95% of the bonus amount, which is subject to a 40% weighting, would be payable

For both financial targets (i.e. the 2020 Revenue Target and 2020 EPS Target), if actual result exceeds 100% of the target, every 1% increase of the target, up to 110%, would result in an increase of 4% for Mr. Wertheizer and an increase of 2.5% for each of Messrs. Arieli and Boukaya.

40%	Specified 2020 non-GAAP earnings per share approved by the Board (the “2020 EPS Target”)	90% of 2020 EPS Target	If the Corporation achieves 95% of the 2020 EPS Target, 95% of the bonus amount, which is subject to a 40% weighting, would be payable
10%

Achievement of specified bookings in 2020 (“Specified Bookings”) for licensing and related revenues associated with certain of the Corporation’s technologies (the “Specified Booking Target”) in specific geographic region. If 90% of the Specified Booking Target is achieved, 90% of the bonus amount under this component would be payable with every 1% increase resulting in a corresponding increase in the bonus amount under this component.

6%

Execution of definitive license agreements for pre-determined software with at least five of seven original equipment manufacturers. If five such agreements are executed, 71% of the bonus amount under this component, which is subject to a 6% weighting, would be payable. If six agreements are executed, 86% of the bonus amount under this component, which is subject to a 6% weighting, would be payable.

4%	Execution of definitive license agreements with two customers within a pre-determined strategic market.

Under the 2020 Plan, the target annual cash incentive award opportunities for each of Messrs. Wertheizer, Arieli and Boukaya are established as a percentage of each such executive officer's base salary for 2020. The target and maximum award opportunities for Messrs. Wertheizer, Arieli and Boukaya for 2020 are as follows:

Named Executive Officer	Target Award (as a percentage of base salary)	Maximum Award (as a percentage of base salary)
Gideon Wertheizer	70%	110%
Yaniv Arieli	50%	75%
Michael Boukaya	50%	75%

Payment of bonuses (if any) will be made in 2021. Bonuses will be paid in cash in a single lump sum, subject to payroll taxes and tax holdings.

Due to their strategic significance, the Corporation believes that the disclosure of the 2020 Revenue Target, 2020 EPS Target, Specified Bookings, Specified Bookings Targets and the pre-determined technologies and markets targeted by the Corporation under the 2020 Executive Plan would cause future competitive harm to the Corporation and therefore are not disclosed.

The above is a description of the 2020 Executive Plan provided pursuant to Paragraph 10(iii) to Item 601 of Regulation S-K, which requires a written description of a compensatory plan when there is no formal document containing the compensation information.

2020 Incentive Bonus Plan for EVP, Worldwide Sales

On February 20, 2020, the Committee approved a 2020 Incentive Plan (the “Ohana 2020 Plan”) for Issachar Ohana, the Corporation’s Executive Vice President, Worldwide Sales, effective as of January 1, 2020.

In accordance with the Ohana 2020 Plan, his bonus is based on a formula using a specified 2020 annual revenue target multiplied by a specified commission rate. A commission multiplier of 1.0 is applied to the commission rate based on 0% to 100% achievement of the 2020 annual revenue target. A commission multiplier of 1.5 is applied to the commission rate based on the achievement of the 2020 annual revenue target beyond 100%. Mr. Ohana’s bonus based on the achievement of the 2020 annual revenue target is capped at $128,000. In addition, Mr. Ohana is eligible to receive a bonus up to $32,000 associated with achievement of Specified Booking Target and execution of definitive license agreements with certain original equipment manufacturers for pre-determined technologies in specific geographic region and customers for a pre-determined strategic market, all similar to the criterion associated with the 2020 Executive Plan. Moreover, Mr. Ohana is eligible to receive an additional quarterly bonus of $5,000 each if specified quarterly revenue targets based on the 2020 annual revenue target are achieved. Furthermore, Mr. Ohana is eligible to receive an additional bonus of $5,000 each time he successfully executes a license agreement with a specified strategic customer that exceeds one million dollars (not including prepaid royalties). The 2020 strategic account bonus is capped at $25,000 if the Corporation fails to achieve the 2020 annual revenue target but Mr. Ohana would not be subject to any cap if the 2020 annual revenue target is achieved. The commission-based bonus is payable quarterly based on the criteria discussed above and is subject to payroll taxes and tax withholdings.

Due to their strategic significance, the Corporation believes that the disclosure of the 2020 annual revenue target, quarterly revenue targets, commission rate, information relating to the strategic customer accounts, Specified Bookings, Specified Bookings Targets and the specified technologies and market industries targeted by the Corporation under the Ohana 2020 Plan would cause competitive harm to the Corporation and therefore are not disclosed.

The foregoing description of the Ohana 2020 Plan is qualified in its entirety by reference to the complete text of the plan which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

2020 Equity Award to the Corporation’s Executive Officers

On February 20, 2020, the Committee granted 11,363, 7,670, 6,818 and 6,818 time-based restricted stock units (“RSU”) to each of Messrs. Wertheizer, Ohana, Arieli and Boukaya pursuant to the Corporation’s 2012 Equity Incentive Plan (the “2012 Plan”). The RSU grants vest 33.4% on February 20, 2021, 33.3% on February 20, 2022 and 33.3% on February 20, 2023.

Also, on February 20, 2020, the Committee granted 17,046, 5,114, 4,545 and 4,545 performance-based stock units (“PSUs”) to each of Messrs. Wertheizer, Ohana, Arieli and Boukaya pursuant to 2012 Plan (collectively, the “Short-Term Executive PSUs”). The performance goals for the Short-Term Executive PSUs with specified weighting are as follows:

Weighting	Goals
50%

Vesting of the full 50% of the PSUs occurs if the Corporation achieves the 2020 license and related revenue amount in the budget approved by the Board (the “2020 License Revenue Target”). The vesting threshold is achievement of 90% of 2020 License Revenue Target. If the Corporation’s actual result is above 90% but less than 99% of the 2020 License Revenue Target, 91% to 99% of the eligible PSUs would be subject to vesting. If the Corporation’s actual result exceeds 100% of the 2020 License Revenue Target, every 1% increase of the 2020 License Revenue Target, up to 110%, would result in an increase of 2% of the eligible PSUs.

50%

Vesting of the full 50% of the PSUs occurs if the Corporation achieves positive total shareholder return whereby the return on the Corporation’s stock for 2020 is greater than the S&P500 index. The vesting threshold is if the return on the Corporation’s stock for 2020 is at least 90% of the S&P500 index. If the return on the Corporation’s stock, in comparison to the S&P500, is above 90% but less than 99% of the S&P500 index, 91% to 99% of the eligible PSUs would be subject to vesting. If the return on the Corporation’s stock exceeds 100% of the S&P500 index, every 1% increase in comparison to the S&P500 index, up to 110%, would result in an increase of 2% of the eligible PSUs.

Additionally, PSUs representing an additional 20%, meaning an additional 3,409, 1,022, 909 and 909 would be eligible for vesting for each of Messrs. Wertheizer, Ohana, Arieli and Boukaya, respectively, if the performance goals set forth above are exceeded.

Subject to achievement of the thresholds the above performance goals for 2020, the Short-Term Executive PSUs vest 33.4% on February 20, 2021, 33.3% on February 20, 2022 and 33.3% on February 20, 2023.

The Committee further recognizes that long-term equity awards provide an incentive for the Corporation’s executive officers to maximize stockholder value because such equity awards are rewards for its executive officers only to the extent that stockholders also benefit. Also, on February 20, 2020, the Committee granted 56,818, 35,511, 28,409 and 28,409 long-term PSUs to each of Messrs. Wertheizer, Ohana, Arieli and Boukaya pursuant to 2012 Plan (collectively, the “Long-Term Executive PSUs”). The Long-Term Executive PSUs shall vest upon the achievement of either of the following performance goals:

●	If the Corporation’s non-GAAP EPS on or before the end of 2022 is tripled from the Corporation’s non-GAAP EPS in 2018.

●	If the Corporation’s market cap reaches at least $1 billion for at least 30 days of trading based on the market cap information set forth on Yahoo Finance.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1     2020 Incentive Plan for Issachar Ohana, EVP Worldwide Sales (portions of this exhibit is redacted).

10.2     Form of Short-Term Executive PSUs for Israeli Executive Officers(portions of this exhibit is redacted).

10.3     Form of Short-Term Executive PSUs for U.S.-based Executive Officers (portions of this exhibit is redacted).

10.4     Form of Long-Term Executive PSUs for Israeli Executive Officers.

10.5     Form of Long-Term Executive PSUs for U.S.-based Executive Officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.

Date:	February 24, 2020
By:	/s/ Yaniv Arieli
Yaniv Arieli
Chief Financial Officer